UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 9, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey 07008
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 9, 2005, Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), pursuant to a Securities Purchase Agreement, dated as of March 23, 2005 (the “Purchase Agreement”), among Pathmark, certain investment funds (the “Investors”) affiliated with The Yucaipa Companies LLC (“Yucaipa”) and Yucaipa, issued to the Investors: (i) 20,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of Pathmark (the “Common Stock”), (ii) Series A warrants (the “Series A Warrants”), the terms of which are governed by a warrant agreement between Pathmark and the Investors (the “Warrant Agreement”), to purchase 10,060,000 shares of Common Stock at an exercise price of $8.50 per share and (iii) Series B warrants (the “Series B Warrants”), the terms of which are also governed by the Warrant Agreement, to purchase 15,046,350 shares of Common Stock at an exercise price of $15.00 per share (the Shares, the Series A Warrants and the Series B Warrants are collectively referred to as the “Purchased Securities”) for an aggregate purchase price of $150 million in cash.  When issued, the Shares represented approximately 40% of the outstanding Common Stock. The Purchased Securities were sold to the Investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder, as the sale was a private placement transaction with accredited investors.

Stockholders’ Agreement

At the closing of the Purchase Agreement on June 9, 2005, Pathmark and the Investors entered into a Stockholders’ Agreement.  Pursuant to the terms of the Stockholders’ Agreement, the board of directors of Pathmark (the “Board”) consists of six independent directors (the “Independent Directors”), who were the independent directors on the Board prior to closing, and five directors designated by the Investors.  The Independent Directors have the right to nominate their successors and the Investors have the right (so long as they own more than 30% of the Common Stock outstanding) to designate one less than a majority of the Board.  The number of directors designated by the Investors will decline if the Investors reduce their ownership of shares of Common Stock below certain thresholds.

The Stockholders’ Agreement requires the prior written approval of the Investors before Pathmark engages in the following actions:

•                  Merger, consolidation or significant acquisitions;

•                  Authorization or issuance of equity securities or any securities convertible into or exercisable for equity securities of Pathmark (subject to certain exceptions);

•                  Sale of any securities or more than 10% of the consolidated assets of Pathmark and its subsidiaries;

•                  Amendments to Pathmark’s certificate of incorporation or by-laws;

•                  Changes in the size of the Board;

•                  Incurrence or repayment (prior to scheduled maturity) of indebtedness in excess of $10 million (excluding borrowing under Pathmark’s current credit agreement);

•                  Repurchase or redemption of equity securities of Pathmark or any subsidiary;

•                  Entry into any transaction that materially restricts the Investors’ rights as stockholders;

•                  Declare, set aside, make or pay any dividend or other distribution;

•                  Appointment or termination of any person as the Chief Executive Officer, President or Chief Financial Officer of Pathmark; and

•                  Adopt or maintain any shareholders’ rights plan or similar plan or agreement.

The Stockholders’ Agreement requires the approval of one or more of the Independent Directors as follows:

•                  None of the Investors or their affiliates may engage in any transaction with Pathmark without the prior approval of a majority of the Independent Directors, subject to certain exceptions.

•                  If there are five or more Independent Directors, the approval of at least two of the Independent Directors is required in order to approve any of the following actions:

•                  Merger, consolidation, or significant acquisitions;

•                  Incurrence of incremental indebtedness in excess of $750 million;

•                  Declare, set aside, make or pay any dividend or other distribution;

•                  Sale of any securities or more than 10% of the consolidated assets of Pathmark and its subsidiaries;

•                  Amendments to Pathmark’s certificate of incorporation or by-laws; and

•                  Changes in the size of the Board.

•                  If there are four or fewer Independent Directors, then the approval of just one Independent Director is required for the above actions.

•                  All other actions of the Board require the approval of at least one Independent Director.

The Stockholders’ Agreement imposes certain restrictions on the Investors.  For a five-year period after the closing, unless earlier terminated pursuant to the Stockholders’ Agreement, the Investors may not, without the prior approval of a majority of the Independent Directors: (i) purchase or otherwise acquire any shares of Common Stock, such that the Investors would, after such acquisition, own in excess of 49.9% of the outstanding Common Stock, except pursuant to the exercise of the Warrants or pursuant to other customary exceptions; (ii) take certain actions relating to the solicitation of proxies to vote any voting securities of Pathmark; or(iii) submit to the Board any written proposal for or offer of  any merger or similar extraordinary transactions with Pathmark.  In addition to restrictions applicable to the Investors under U.S. federal securities laws, the Stockholders’ Agreement prohibits the Investors from selling or encumbering the Purchased Securities for an initial 180 day period after the closing, except (i) for a sale to affiliates of the Investors who agree to be bound by the Stockholders’ Agreement; (ii) pursuant to a sale of Pathmark that the Board has recommended (or with respect to a tender offer that the Board has not recommended); (iii) in connection with swaps, hedges and similar arrangements; and (iv) for pledges of the Purchased Securities.  The Stockholders’ Agreement also restricts the Investors from investing in or pursuing certain business opportunities relating to the retail supermarket business within a specified region.

Subject to certain exceptions, upon a proposed issuance by Pathmark of new capital stock, the Stockholders’ Agreement gives the Investors the right to purchase a pro rata portion of such new capital stock based on the Investors’ percentage ownership of the total number of shares of Common Stock then outstanding.

The Stockholders’ Agreement will terminate upon the earlier of (i) the mutual agreement of the parties thereto; (ii) the Investors ceasing to beneficially own 10% or more of the Common Stock; (iii) the Investors becoming the beneficial owners of 90% or more of the Common Stock; and (iv) five years following the date of the closing.

A copy of the Stockholders’ Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement.

Registration Rights Agreement

At the closing of the Purchase Agreement on June 9, 2005, Pathmark and the Investors entered into a Registration Rights Agreement, which provides the Investors with certain rights to cause Pathmark to register shares of Common Stock held at the closing or thereafter acquired by the Investors (the “Registrable Securities”).  At any time after 180 days following the closing, the Investors (i) holding at least 40% of the Registrable Securities may make three written requests of Pathmark for registration (a “Demand Registration”) with the Securities and Exchange Commission (the “SEC”) for all or part of their Registrable Securities and (ii) may demand that Pathmark cause to be filed a shelf registration under Rule 415 of the Securities Act of 1933, as amended, which will count as one of the three Demand Registrations.  Pathmark may defer a Demand Registration for up to 90 days if the Board reasonably determines that such a registration would (i) adversely affect any proposed financing, acquisition, divestiture or any other material transaction or (ii) would otherwise represent an undue hardship for Pathmark.  If at any time Pathmark proposes to file a registration statement with the SEC relating to its common equity securities, it must give the Investors at least 20 days’ notice and must offer the Investors the opportunity to register (a “Piggyback Registration”) such number of Registrable Securities as the Investors request.  If Pathmark is advised in writing by the underwriters of the proposed offering that the inclusion of Registrable Securities in the Piggyback Registration will adversely affect the success of the proposed offering, Pathmark is only required to include securities in the offering in the following order of priority: (i) first, the securities Pathmark proposes to sell for its own account, and (ii) second, pro rata based on the number of Registrable Securities that each holder or other person having similar rights shall have requested to be included therein.

Pursuant to the Registration Rights Agreement, Pathmark will indemnify the Investors against any liability arising from a misstatement or omission in any registration statement or prospectus filed with the SEC unless such misstatement or omission was a result of written materials furnished to Pathmark by an Investor, in which case the Investor will indemnify Pathmark for any such misstatement or omission.

The Registration Rights Agreement may be terminated (i) by mutual agreement; (ii) with respect to any holder of Registrable Securities, if that holder ceases to hold Registrable Securities; or (iii) 10 years from the date of the closing.

A copy of the Registration Rights Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference.  The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Warrant Agreement

At the closing of the Purchase Agreement on June 9, 2005, Pathmark and the Investors also entered into a Warrant Agreement, which governs the Series A Warrants and the Series B Warrants Pathmark issued to the Investors.  The Series A Warrants are exercisable for a price of $8.50 per share (all cash) and the Series B Warrants are exercisable for a price of $15.00 per share (cash or cashless).  The exercise period for the Series A Warrants begins on the date of the Warrant Agreement, subject to certain exceptions set forth therein, and expires on the third anniversary of the closing.  The exercise period for the Series B Warrants begins on the earlier of (i) such time as none of Pathmark’s senior subordinated notes remain outstanding or such time as the Series B Warrants become exercisable without triggering a change of control of Pathmark under such notes; (ii) 61 days after the date on which any holder sends written notice to Pathmark of its intent to exercise the Series B Warrants, if, on or prior to the date of such notice, the closing price of the Common Stock equals or exceeds $15 per share; or (iii) upon any event constituting a change of control of Pathmark as defined under the indenture governing the senior subordinated notes.  The exercise period for the Series B Warrants expires on the tenth anniversary of the closing.

The Warrant Agreement contains customary anti-dilution provisions.

A copy of the Warrant Agreement is included herein as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement.

Restricted Stock Unit and Stock Option Awards

On June 9, 2005, the Compensation Committee of the Board took the following actions relating to executive compensation:

Restricted Stock Unit Awards.  The Compensation Committee approved the award of restricted stock to certain senior executives of Pathmark pursuant to the Pathmark Stores, Inc. 2000 Employee Equity Plan.  The following Executive Officers of Pathmark received restricted stock unit awards: Eileen R. Scott, Frank G. Vitrano, John T. Derderian, Robert J. Joyce, Mark C. Kramer, Herbert A. Whitney, Joseph W. Adelhardt, Harvey M. Gutman and Marc A. Strassler.  A form Restricted Stock Unit Award Agreement applicable to such awards is included herein as Exhibit 99.1 and incorporated herein by reference.

Nonqualified Stock Option Awards.  The Compensation Committee approved the award of nonqualified stock options to certain senior executives of Pathmark pursuant to the Pathmark Stores, Inc. 2000 Employee Equity Plan.  The following Executive Officers of Pathmark received nonqualified stock option awards: Eileen R. Scott, Frank G. Vitrano, John T. Derderian, Robert J. Joyce, Mark C. Kramer, Herbert A. Whitney, Joseph W. Adelhardt, Harvey M. Gutman and Marc A. Strassler.  A form Nonqualified Stock Option Award Agreement applicable to such awards is included herein as Exhibit 99.2 and incorporated herein by reference.

The foregoing grants, which the Compensation Committee also approved and awarded to a broad number of employees other than the above-named senior executives, had been delayed from their usual grant date in September 2004 by Pathmark’s decision to review strategic alternatives.

Amendment to Amended and Restated Credit Agreement

On June 6, 2005, Pathmark entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment Agreement”) with Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.), as Administrative Agent and as Collateral Agent, GMAC Commercial Finance LLC and General Electric Capital Corporation, as co-Documentation Agents, The CIT Group/Business Credit, Inc., as Syndication Agent, and the Lenders party thereto, amending the five-year, secured $250,000,000 Amended and Restated Credit Agreement, dated as of October 1, 2004 (the “Credit Agreement”), among the parties to the Amendment Agreement.

The Amendment Agreement, which became effective upon the closing of the Purchase Agreement, amended certain of the covenants that restrict actions by Pathmark and its subsidiaries without the approval of the lenders.  The Amendment Agreement provided that the sale of the Purchased Securities to Yucaipa did not constitute a change of control (as defined in the Credit Agreement and as amended in the Amendment Agreement) or a prohibited asset sale.  Pursuant to the Amendment Agreement, Pathmark is not required to use the net proceeds from the Yucaipa transaction to prepay amounts due under the revolving credit facility or term loan facility.

The Amendment Agreement provides that Pathmark may request, from time to time, that the existing revolving credit facility of $180 million under the Credit Agreement be increased by an additional $25 million, subject to certain conditions.  The Amendment Agreement provides that Pathmark may, from time to time, request the issuance of letters of credit, up to an aggregate of $150 million, an increase from the maximum of $125 million under the Credit Agreement.  In addition, the Amendment Agreement provides that Pathmark may, from time to time, reborrow any portion of the $70 million term loan facility to the extent that it has been repaid, subject to certain conditions.  Pathmark will pay a monthly commitment fee of 0.375% of the unused portion of the term loan facility in addition to the quarterly commitment fee of 0.375% of the unused portion of the revolving credit facility. The term loan facility and the revolving credit facility mature on October 1, 2009, pursuant to the terms of the Credit Agreement.

The Amendment Agreement amended the requirement that Pathmark maintain a minimum Consolidated EBITDA (as defined in the Amendment Agreement) to provide that Pathmark must maintain a ratio of the Credit Extensions (as defined in the Credit Agreement) to Consolidated EBITDA at or below 1.90:1.00.  The definition of Consolidated EBITDA was amended in the Amendment Agreement to include, as an addback to Consolidated Net Income (as defined in the Credit Agreement), (i) all fees and expenses payable by Pathmark to Yucaipa on the closing date, (ii) any other fees payable under the Management Services Agreement, dated as of March 23, 2005, by and between Pathmark and Yucaipa and (iii) fees and expenses (up to $2.5 million) incurred by Pathmark in the last quarter of 2004 and the first two quarters of 2005 in connection with Pathmark’s review of strategic alternatives.  Additionally, the amount of cash capital expenditures in a fiscal year was increased from $110 million to the lesser of $150 million or an amount equal to Pathmark’s EBIDTA for the immediately preceding fiscal year.

                A copy of the Amendment Agreement is included herein as Exhibit 10.3 and is incorporated herein by reference.  The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement.

Item 5.01.  Changes in Control of Registrant

On June 9, 2005, Pathmark issued to the Investors the Series A Warrants and the Series B Warrants, which are governed by the Warrant Agreement.  As of June 8, 2005, the day before the special meeting to vote on the Yucaipa transaction, there were 30,071,192 shares of Common Stock outstanding, plus outstanding options and warrants to purchase an additional 10,790,865 shares of Common Stock.  Based upon the number of shares of Common Stock outstanding on June 8, 2005, and excluding any shares issuable upon the exercise of currently outstanding options or warrants, the Shares issued to the Investors at the closing represent approximately 40% of the shares of Common Stock outstanding.  Based upon the number of shares of Common Stock outstanding on June 8, 2005, and excluding any exercises of any other options or warrants, if the Investors had exercised the Series A Warrants in full at the closing, they would have owned approximately 49.9% of the shares of Common Stock outstanding upon the closing, and if the Series B Warrants had been exercisable at the closing and if the Investors had exercised both the Series A Warrants and the Series B Warrants in full, for cash, at the closing, they would have owned approximately 60% of the shares of Common Stock outstanding upon the closing.  Therefore, it is possible that, in the future, exercises by the investors of Series A and Series B Warrants could result in a change in control of Pathmark.  However, the Investors have not exercised the Series A Warrants, and the Series B Warrants are not currently exercisable.  In addition, the Board, pursuant to the terms of the Stockholders’ Agreement, is currently comprised of six Independent Directors and five directors nominated by the Investors.  The Stockholders’ Agreement also imposes certain restrictions on the Investors, which are more fully described above under Item 1.01.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 9, 2005, pursuant to the terms of the Purchase Agreement, Eileen Scott and Frank Vitrano resigned from the Board.  Also on June 9, 2005, pursuant to the terms of the Purchase Agreement and action taken by the Board, Tom Dahlen, Mike Duckworth, Gregory Mays, Tony Schnug and Ira Tochner were appointed to the Board as the five directors nominated by the Investors.  Pursuant to the terms of the Stockholders’ Agreement, the directors nominated by the Investors have the right, subject to certain conditions, to be appointed to all the committees of the Board so that such directors make up one less than a majority of each committee.

Item 5.03.  Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

On June 9, 2005, in connection with the Yucaipa transaction described in Item 1.01 and in accordance with the terms of the Stockholders’ Agreement, Pathmark amended its bylaws.  Article III, Section III.3., of the bylaws was amended to read as follows: “The number of directors shall be eleven (11).”  Additionally, the first sentence of Article III, Section III.10., of the bylaws was amended to read as follows: “A majority of directors constituting all of the then-authorized total number of directors shall constitute a quorum.”  The effective date of these amendments was June 9, 2005.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

4.1

Warrant Agreement, dated as of June 9, 2005, among Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Pathmark Stores, Inc.

10.1

Stockholders’ Agreement, dated as of June 9, 2005, among Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Pathmark Stores, Inc.

10.2

Registration Rights Agreement, dated as of June 9, 2005, among Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P. and Pathmark Stores, Inc.

10.3

First Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2005, among Pathmark Stores, Inc., the Lenders party thereto, Fleet Retail Group, Inc. as Administrative Agent and as Collateral Agent, GMAC Commercial Finance LLC and General Electric Capital Corporation, as co-Documentation Agents, The CIT Group/Business Credit, Inc., as Syndication Agent.

99.1	Form of Restricted Stock Unit Award Agreement.

99.2	Form of Nonqualified Stock Option Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.
(Registrant)

	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

Dated: June 15, 2005